As filed with the Securities and Exchange Commission on July 29, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRUE DRINKS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2086	84-1575085
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18552 MacArthur Blvd., Suite 325
Irvine, CA 92612
 (949) 203-3500
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Lance Leonard
President and Chief Executive Officer
18552 MacArthur Blvd., Suite 325
Irvine, CA 92612
 (949) 203-3500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy of correspondence to:

Daniel W. Rumsey, Esq.
Disclosure Law Group
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 795-1134

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]  333-193249

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(do not check if a smaller reporting company )

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share	826,288	(1)(2)	$322,252.32	$41.51

(1)
Represents the number of shares of common stock, par value $0.001 per share (“Common Stock”) included in this Registration Statement, which shares are issuable as dividends on shares of Series B Convertible Preferred Stock (“Series B Preferred”) issuable to those selling stockholders (the “Selling Stockholders”) identified in the Registration Statement on Form S-1, first filed by the Registrant on January 9, 2014, and declared effective by the Securities and Exchange Commission on February 11, 2014 (File No. 333-193249) (the “Initial Registration Statement”). The Initial Registration Statement registered, in part, shares of Common Stock underlying the Series B Preferred held by the Selling Stockholders.

(2)
In the event of a stock split, stock dividend or similar transaction involving shares of Common Stock, in order to prevent dilution, the number of shares registered herein shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is filed by True Drinks Holdings, Inc., a Nevada corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act and General Instruction V to Form S-1, to increase the number of shares of Common Stock originally registered by the Initial Registration Statement by 826,288 shares (the “Shares”). The contents of the Initial Registration Statement and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be a part of this Registration Statement.  The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 29, 2014.

TRUE DRINKS HOLDINGS, INC.
By: /s/ Lance Leonard Lance Leonard Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance Leonard Lance Leonard	Chief Executive Officer and Director	July 29, 2014
/s/ Daniel Kerker Daniel Kerker	Chief Financial Officer and Secretary	July 29, 2014
* Timothy Lane	Chairman	July 29, 2014
* Carl Wistreich	Director	July 29, 2014
* Lou Imbrogno	Director	July 29, 2014
/s/ Scot Cohen Scot Cohen	Director	July 29, 2014
* By: /s/ Lance Leonard Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Disclosue Law Group LLP
23.1	Consent of Disclosure Law Group LLP (included in Exhibit 5.1)
23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 filed with the Registration Statement on Form S-1, filed January 9, 2014.